Filed Pursuant to Rule 433
                                                     Registration No. 333-123990

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $633,287,000 (approximate)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.



                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $633,287,000 (approximate)


             Securitized Asset Backed Receivables LLC Trust 2006-FR1
                                     Issuer

                    Securitized Asset Backed Receivables LLC



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

                                    Depositor

                            Fremont Investment & Loan
                                   Originator

                           HomEq Servicing Corporation
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2006-FR1


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Transaction Summary
-------------------


                                                                                                                             Initial
                                                                                Mod. Dur.                                    Credit
                                                                  Avg. Life      to Call                                    Enhance-
         Expected        Expected Ratings             Interest   to Call/Mty    /Mty(yrs)          Payment Window to          ment
Class    Amount(1)   (S&P/Moody's/Fitch/DBRS)  Index    Type     (yrs)(2)(3)    (2)(3)(4)            Call/Mty(2)(3)         Level(5)
------------------------------------------------------------------------------------------------------------------------------------
A-1    304,468,000       AAA/Aaa/AAA/AAA                             ***Not Offered - 144A Private Placement***
A-2A   263,225,000       AAA/Aaa/AAA/AAA        1mL   Floating   1.00 / 1.00   0.96 / 0.96   03/06 - 04/08 / 03/06 - 04/08   24.65%
A-2B   101,030,000       AAA/Aaa/AAA/AAA        1mL   Floating   3.00 / 3.00   2.75 / 2.75   04/08 - 11/10 / 04/08 - 11/10   24.65%
A-2C    76,634,000       AAA/Aaa/AAA/AAA        1mL   Floating   6.82 / 8.04   5.71 / 6.44   11/10 - 01/14 / 11/10 - 10/23   24.65%
M-1     73,695,000     AA/Aa2/AA+/AA(high)      1mL   Floating   5.35 / 5.95   4.59 / 4.94   07/09 - 01/14 / 07/09 - 08/21   17.20%
M-2     59,846,000      AA-/A2/A+/AA(low)       1mL   Floating   5.29 / 5.85   4.51 / 4.84   05/09 - 01/14 / 05/09 - 06/20   11.15%
M-3     15,827,000       A+/A3/A/A(high)        1mL   Floating   5.28 / 5.79   4.48 / 4.79   04/09 - 01/14 / 04/09 - 01/19    9.55%
B-1     15,827,000         A/Baa1/A-/A          1mL   Floating   5.27 / 5.75   4.39 / 4.67   04/09 - 01/14 / 04/09 - 07/18    7.95%
B-2     14,343,000     A-/Baa2/BBB+/A(low)      1mL   Floating   5.27 / 5.71   4.36 / 4.61   04/09 - 01/14 / 04/09 - 12/17    6.50%
B-3     12,860,000   BBB+/Baa3/BBB/BBB(high)    1mL   Floating   5.26 / 5.65   4.28 / 4.50   03/09 - 01/14 / 03/09 - 04/17    5.20%


(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)   Assumes pricing at par.
(5)   Includes 5.20% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuer:                             Securitized Asset Backed Receivables LLC
                                    Trust 2006-FR1

Depositor:                          Securitized Asset Backed Receivables LLC

Originator:                         Fremont Investment & Loan

Servicer:                           HomEq Servicing Corporation

Loan Performance Advisor:           MortgageRamp, Inc., a Delaware Corporation

Trustee:                            Wells Fargo Bank, National Association

Sole Manager:                       Barclays Capital Inc.

Rating Agencies:                    S&P/Moody's/Fitch/DBRS

Offered Certificates:               The Class A-2A, A-2B, A-2C, M-1, M-2, M-3,
                                    B-1, B-2 and B-3 certificates.

LIBOR Certificates:                 The Class A-1 certificates and the Offered
                                    Certificates.

Expected Closing Date:              February 23, 2006

Delivery:                           DTC, Euroclear and Clearstream.

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning in March 2006.

Final Distribution Date:            The Distribution Date occurring in November
                                    2035.

Due Period:                         With respect to any Distribution Date, the
                                    period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Summary of Terms (cont'd)
-------------------------

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Prepayment Period:                  With respect to any Distribution Date,
                                    either (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any voluntary principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to voluntary partial principal prepayments or any involuntary principal prepayments.

Interest Accrual Period:            With respect to any Distribution Date, the
                                    period commencing on the immediately
                                    preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:                   The price to be paid by investors for the
                                    Offered Certificates will not include
                                    accrued interest, and therefore will settle flat.

Interest Day Count:                 Actual/360

Interest Payment Delay:             Zero days

Cut-off Date:                       February 1, 2006

Tax Status:                         The Offered Certificates will represent
                                    "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Prospective purchasers
                                    should consult their own counsel.

SMMEA Eligibility:                  The Offered Certificates are not expected to
                                    constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificate Group:          Either the Class A-1 Certificates or Class
                                    A-2 Certificates, as applicable.

Class A-2 Certificates:             Collectively, the Class A-2A, Class A-2B and
                                    Class A-2C certificates.

Class M Certificates:               Collectively, the Class M-1, Class M-2 and
                                    Class M-3 certificates.

Class B Certificates:               Collectively, the Class B-1, Class B-2 and
                                    Class B-3 certificates.


Summary of Terms (cont'd)
-------------------------

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Mortgage Loans:                     The mortgage loans to be included in the
                                    trust will be primarily adjustable- and
                                    fixed-rate sub-prime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from Fremont Investment & Loan. On the
                                    Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately
                                    $989,194,069. Approximately 88.23% of the
                                    mortgage loans are adjustable-rate mortgage loans and approximately 11.77% are fixed-rate mortgage loans. Approximately
                                    94.52% of the mortgage loans are first-lien mortgage loans, and approximately 5.48% of the mortgage loans are second-lien mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 1.47% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date and 60-89 day delinquencies comprising approximately 0.15% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date.
                                    See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:             Approximately $404.1 million of mortgage
                                    loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie
                                    Mae.

Group II Mortgage Loans:            Approximately $585.1 million of mortgage
                                    loans that may or may not have original
                                    principal balances that conform to the
                                    original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie
                                    Mac and Fannie Mae.

Monthly Servicer Advances:          The Servicer will be obligated to advance
                                    its own funds in an amount equal to the
                                    aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related
                                    Due Period on the mortgage loans and not received by the related determination date.
                                    Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.


Summary of Terms (cont'd)
-------------------------

Expense Fee Rate:                   The Expense Fee Rate with respect to each
                                    mortgage loan will be a per annum rate equal to the sum of the servicing fee rate and the aggregate fee rate for the trustee fee and the loan performance advisor fee.

Servicing Fee Rate:                 The servicing fee rate with respect to each
                                    mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:           Fixed Rate Mortgage Loans: CPR starting at
                                    approximately 1.533% CPR in month 1 and
                                    increasing to 23% CPR in month 15 (23%/15 increase for each month), and remaining at 23% CPR thereafter.

                                    ARM Mortgage Loans: 25% CPR.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Credit Enhancement:                 The credit enhancement provided for the
                                    benefit of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                      The later to occur of:

                                       (i)   the earlier to occur of:

                                             (a)   the Distribution Date in
                                                   March 2009 and

                                             (b)   the Distribution Date
                                                   following the Distribution
                                                   Date on which the aggregate
                                                   Class Certificate Balances of
                                                   the Class A Certificates have
                                                   been reduced to zero; and

                                       (ii)  the first Distribution Date on
                                             which the Senior Enhancement
                                             Percentage (calculated for this
                                             purpose only after taking into
                                             account payments of principal
                                             applied to reduce the Stated
                                             Principal Balance of the mortgage
                                             loans for that Distribution Date
                                             but prior to any applications of
                                             Principal Distribution Amount to
                                             the certificates) is greater than
                                             or equal to the Specified Senior
                                             Enhancement Percentage
                                             (approximately 49.30%).

Trigger Event:                      Either a Cumulative Loss Trigger Event or a
                                    Delinquency Trigger Event.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Delinquency Trigger Event:          With respect to any Distribution Date, the
                                    circumstances in which the quotient
                                    (expressed as a percentage) of (x) the
                                    rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent
                                    (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 31.25% of the prior period's Senior Enhancement Percentage.

Cumulative Loss Trigger Event:      With respect to any Distribution Date, the
                                    circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate
                                    Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.


                                    Distribution Date Occurring in     Loss Percentage
                                    ------------------------------     ---------------
                                    March 2008 through February 2009   1.700% for the first month, plus an additional 1/12th of
                                                                       2.050%for each month thereafter (e.g., 2.725% in September
                                                                       2008)

                                    March 2009 through February 2010   3.750% for the first month, plus an additional 1/12th of
                                                                       2.100% for each month thereafter (e.g., 4.800% in September
                                                                       2009)

                                    March 2010 through February 2011   5.850% for the first month, plus an additional 1/12th of
                                                                       1.700% for each month thereafter (e.g., 6.700% in September
                                                                       2010)

                                    March 2011 through February 2012   7.550% for the first month, plus an additional 1/12th of
                                                                       0.650% for each month thereafter (e.g., 7.875% in September
                                                                       2011)

                                    March 2012 and thereafter          8.200%

Optional Clean-up Call:             The majority Class X certificateholders may,
                                    at their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate
                                    Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap Provider:                      Barclays Bank PLC, as Swap Provider, is a
                                    public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays
                                    Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Swap Agreement:                     On the Closing Date, the Trustee will enter
                                    into a Swap Agreement with an initial
                                    notional amount of approximately
                                    $9,954,936.15. Under the Swap Agreement, the
                                    Trust will be obligated to pay an amount equal to [4.990]% per annum on the product of the notional amount and the index rate multiplier as set forth in the Swap
                                    Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the product of the notional amount and the index rate multiplier as set forth in the Swap
                                    Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                                    Payment"). See the attached schedule.

                                    Generally, the Net Swap Payment will be
                                    deposited into a swap account (the "Swap
                                    Account") by the swap administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                    Upon early termination of the Swap
                                    Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.


Credit Enhancement Percentage:      Initial Credit Enhancement   Target Credit Enhancement
                                    --------------------------   -------------------------
                                    Class A:     24.65%          Class A:     49.30%

                                    Class M-1:   17.20%          Class M-1:   34.40%

                                    Class M-2:   11.15%          Class M-2:   22.30%

                                    Class M-3:    9.55%          Class M-3:   19.10%

                                    Class B-1:    7.95%          Class B-1:   15.90%

                                    Class B-2:    6.50%          Class B-2:   13.00%

                                    Class B-3:    5.20%          Class B-3:   10.40%


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Step-up Coupons:                    For all LIBOR Certificates the interest rate
                                    will increase after the Optional Clean-up
                                    Call date, should the call not be exercised.
                                    At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 certificates              The Class A-1 certificates will accrue
Pass-Through Rate:                  interest at a per annum rate equal to the
                                    lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Group I Loan Cap.

Class A-2A certificates             The Class A-2A certificates will accrue
Pass-Through Rate:                  interest at a per annum rate equal to the
                                    lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Group II Loan Cap.

Class A-2B certificates             The Class A-2B certificates will accrue
Pass-Through Rate:                  interest at a per annum rate equal to the
                                    lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Group II Loan Cap.

Class A-2C certificates             The Class A-2C certificates will accrue
Pass-Through Rate:                  interest at a per annum rate equal to the
                                    lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Group II Loan Cap.

Class M-1 Pass-Through Rate:        The Class M-1 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Pool Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-2 Pass-Through Rate:        The Class M-2 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable and

                                       (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:        The Class M-3 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Pool Cap.

Class B-1 Pass-Through Rate:        The Class B-1 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:        The Class B-2 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:        The Class B-3 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                       (i)   one-month LIBOR plus [ ] bps ([ ]
                                             bps after the first Distribution
                                             Date on which the Optional Clean-up
                                             Call is exercisable) and

                                       (ii)  the Pool Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:                   Product of:

                                       (i)   (a) the weighted average of the
                                             mortgage rates for the Group I
                                             Mortgage Loans (less the applicable
                                             Expense Fee Rate) then in effect on
                                             the beginning of the related Due
                                             Period, minus (b) the product of
                                             (x) the Net Swap Payment plus any
                                             Swap Termination Payment (other
                                             than a Defaulted Swap Termination
                                             Payment) made to the Swap Provider,
                                             if any, expressed as a percentage,
                                             equal to a fraction, the numerator
                                             of which is equal to the Net Swap
                                             Payment plus any Swap Termination
                                             Payment (other than a Defaulted
                                             Swap Termination Payment) made to
                                             the Swap Provider and the
                                             denominator of which is equal to
                                             the aggregate principal balance of
                                             the Mortgage Loans (the "Net Swap
                                             Payment Rate") and (y) 12.

                                       (ii)  a fraction, the numerator of which
                                             is 30 and the denominator of which
                                             is the actual number of days in the
                                             related Interest Accrual Period.

Group II Loan Cap:                  Product of:

                                       (i)   (a) the weighted average of the
                                             mortgage rates for the Group II
                                             Mortgage Loans (less the applicable
                                             Expense Fee Rate) then in effect on
                                             the beginning of the related Due
                                             Period, minus (b) the product of
                                             (x) the Net Swap Payment plus any
                                             Swap Termination Payment (other
                                             than a Defaulted Swap Termination
                                             Payment) made to the Swap Provider,
                                             if any, expressed as a percentage,
                                             equal to a fraction, the numerator
                                             of which is equal to the Net Swap
                                             Payment plus any Swap Termination
                                             Payment (other than a Defaulted
                                             Swap Termination Payment) made to
                                             the Swap Provider and the
                                             denominator of which is equal to
                                             the aggregate principal balance of
                                             the Mortgage Loans (the "Net Swap
                                             Payment Rate") and (y) 12.

                                       (ii)  a fraction, the numerator of which
                                             is 30 and the denominator of which
                                             is the actual number of days in the
                                             related Interest Accrual Period.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Pool Cap:                           Product of:

                                       (i)   (a) the weighted average of (x) the
                                             mortgage rates for the Group I
                                             Mortgage Loans (less the applicable
                                             Expense Fee Rate) and (y) the
                                             mortgage rates for the Group II
                                             Mortgage Loans (less the applicable
                                             Expense Fee Rate) then in effect on
                                             the beginning of the related Due
                                             Period, in each case weighted on
                                             the basis of the related Group
                                             Subordinate Amount, minus (b) the
                                             product of (x) the Net Swap Payment
                                             plus any Swap Termination Payment
                                             (other than a Defaulted Swap
                                             Termination Payment) made to the
                                             Swap Provider, if any, expressed as
                                             a percentage, equal to a fraction,
                                             the numerator of which is equal to
                                             the Net Swap Payment plus any Swap
                                             Termination Payment (other than a
                                             Defaulted Swap Termination Payment)
                                             made to the Swap Provider and the
                                             denominator of which is equal to
                                             the aggregate principal balance of
                                             the Mortgage Loans (the "Net Swap
                                             Payment Rate") and (y) 12.

                                       (ii)  a fraction, the numerator of which
                                             is 30 and the denominator of which
                                             is the actual number of days in the
                                             related Interest Accrual Period.

Group Subordinate Amount:           For any Distribution Date,

                                       (i)   for the Group I Mortgage Loans,
                                             will be equal to the excess of the
                                             aggregate principal balance of the
                                             Group I Mortgage Loans as of the
                                             beginning of the related Due Period
                                             over the Class Certificate Balance
                                             of the Class A-1 Certificates
                                             immediately prior to such
                                             Distribution Date and

                                       (ii)  for the Group II Mortgage Loans,
                                             will be equal to the excess of the
                                             aggregate principal balance of the
                                             Group II Mortgage Loans as of the
                                             beginning of the related Due Period
                                             over the Class Certificate Balance
                                             of the Class A-2 Certificates
                                             immediately prior to such
                                             Distribution Date.

Basis Risk Carry Forward Amount:    On any Distribution Date and for any class
                                    of LIBOR Certificates is the sum of:

                                    (x)   the excess of:

                                       (i)   the amount of interest that class
                                             of certificates would have been
                                             entitled to receive on that
                                             Distribution Date had the
                                             Pass-Through Rate not been subject
                                             to the Group I Loan Cap, the Group
                                             II Loan Cap or the Pool Cap, as
                                             applicable, over

                                       (ii)  the amount of interest that class
                                             of certificates are entitled to
                                             receive on that Distribution Date
                                             based on the Group I Loan Cap, the
                                             Group II Loan Cap, or the Pool Cap,
                                             as applicable, and

                                    (y)   the unpaid portion of any such excess
                                          described in clause (x) from prior
                                          Distribution Dates (and related
                                          accrued interest at the then
                                          applicable Pass-Through Rate on that
                                          class of certificates, without giving
                                          effect to the Group I Loan Cap, the
                                          Group II Loan Cap or the Pool Cap, as
                                          applicable).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Interest Distributions on the       On each Distribution Date, distributions
LIBOR Certificates:                 from available funds will be allocated as
                                    follows:

                                       (i)   to the Swap Account net swap
                                             payments and certain swap
                                             termination payments owed to the
                                             Swap Provider, if any;

                                       (ii)  from the Interest Remittance Amount
                                             attributable to the Group I
                                             Mortgage Loans according to the
                                             related Accrued Certificate
                                             Interest and any unpaid interest
                                             shortfall amounts for such class,
                                             as applicable, first, to the Class
                                             A-1 Certificates and second, pro
                                             rata to the Class A-2 Certificates;

                                       (iii) from the Interest Remittance Amount
                                             attributable to the Group II
                                             Mortgage Loans according to the
                                             related Accrued Certificate
                                             Interest and any unpaid interest
                                             shortfall amounts for such class,
                                             as applicable, first, pro rata to
                                             the Class A-2 Certificates and
                                             second, to the Class A-1
                                             Certificates;

                                       (iv)  from any remaining Interest
                                             Remittance Amounts to the Class M-1
                                             certificates, their Accrued
                                             Certificate Interest;

                                       (v)   from any remaining Interest
                                             Remittance Amounts to the Class M-2
                                             certificates, their Accrued
                                             Certificate Interest;

                                       (vi)  from any remaining Interest
                                             Remittance Amounts to the Class M-3
                                             certificates, their Accrued
                                             Certificate Interest;

                                       (vii) from any remaining Interest
                                             Remittance Amounts to the Class B-1
                                             certificates, their Accrued
                                             Certificate Interest;

                                       (viii)from any remaining Interest
                                             Remittance Amounts to the Class B-2
                                             certificates, their Accrued
                                             Certificate Interest; and

                                       (ix)  from any remaining Interest
                                             Remittance Amounts to the Class B-3
                                             certificates, their Accrued
                                             Certificate Interest.


Summary of Terms (cont'd)
-------------------------

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Principal Distribution on the       On each Distribution Date (a) prior to the
                                    Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                       (i)   to the Class A Certificates,
                                             allocated between the Class A
                                             Certificates as described below,
                                             until their Class Certificate
                                             Balances have been reduced to zero;

                                       (ii)  to the Class M-1 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (iii) to the Class M-2 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (iv)  to the Class M-3 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (v)   to the Class B-1 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (vi)  to the Class B-2 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero;
                                             and

                                       (vii) to the Class B-3 certificates,
                                             until their Class Certificate
                                             Balance has been reduced to zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                       (i)   to the Class A Certificates, the
                                             lesser of the Principal
                                             Distribution Amount and the Class A
                                             Principal Distribution Amount,
                                             allocated between the Class A
                                             Certificates as described below,
                                             until their Class Certificate
                                             Balances have been reduced to zero;

                                       (ii)  to the Class M-1 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             M-1 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (iii) to the Class M-2 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             M-2 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (iv)  to the Class M-3 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             M-3 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (v)   to the Class B-1 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             B-1 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero;

                                       (vi)  to the Class B-2 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             B-2 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero;
                                             and

                                       (vii) to the Class B-3 certificates, the
                                             lesser of the remaining Principal
                                             Distribution Amount and the Class
                                             B-3 Principal Distribution Amount,
                                             until their Class Certificate
                                             Balance has been reduced to zero.


Summary of Terms (cont'd)
-------------------------

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Allocation of Principal Payments    All principal distributions to the holders
to Class A Certificates:            of the Class A Certificates on any
                                    Distribution Date will be allocated
                                    concurrently between the Class A-1
                                    Certificates, on the one hand, and the Class
                                    A-2 Certificates, on the other hand, based on the Class A Principal Allocation
                                    Percentage for the Class A-1 Certificates and the Class A-2 Certificates, as applicable. However, if the Class
                                    Certificate Balances of the Class A
                                    Certificates in either Class A Certificate
                                    Group are reduced to zero, then the
                                    remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A
                                    Certificates in the other Class A
                                    Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their
                                    Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates will be made first from payments relating to the Group I
                                    Mortgage Loans, and any payments of
                                    principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                    Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates, and third, to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Cap Provider:                       Barclays Bank PLC, as Cap Provider, is a
                                    public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays
                                    Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Cap Agreements:       The LIBOR Certificates (other than the Class
                                    A-1 Certificates and the Class A-2
                                    Certificates) will have the benefit of two
                                    Interest Rate Cap Agreements provided by the
                                    Cap Provider. All obligations of the trust under the Interest Rate Cap Agreements will be paid on or prior to the Closing Date.

Class M Interest Rate Cap           The Class M Certificates will have the
Agreement:                          benefit of an interest rate cap agreement
                                    (the "Class M Interest Rate Cap Agreement"), with an initial notional amount of $14,936,800 provided by the Cap Provider. In connection with the first 31 Distribution
                                    Dates, the Cap Provider will be obligated under the Class M Interest Rate Cap
                                    Agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 10.090% over a specified cap strike rate (ranging from 6.361% to 10.090%), and (b) the product of the Class M notional balance and the index rate multiplier set forth in the attached
                                    Interest Rate Cap Schedule for that
                                    Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class M Interest Rate Cap Agreement will terminate following the Distribution Date in September 2008.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B Interest Rate Cap           The Class B Certificates will have the
Agreement:                          benefit of an interest rate cap agreement
                                    (the "Class B Interest Rate Cap Agreement"), with an initial notional amount of $4,303,000 provided by the Cap Provider. In connection with the first 31 Distribution
                                    Dates, the Cap Provider will be obligated under the Class B Interest Rate Cap
                                    Agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 9.250%, over a specified cap strike rate (ranging from 5.521% to 9.250%), and (b) the product of the Class B notional balance and the index rate multiplier set forth in the attached
                                    Interest Rate Cap Schedule for that
                                    Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class B Interest Rate Cap Agreement will terminate following the Distribution Date in September 2008.

Allocation of Net Monthly Excess    For any Distribution Date, any Net Monthly
Cash Flow:                          Excess Cash Flow shall be paid as follows:

                                    (a)   to the holders of the Class M-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (b)   to the holders of the Class M-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (c)   to the holders of the Class M-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (d)   to the holders of the Class M-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (e)   to the holders of the Class M-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (f)   to the holders of the Class M-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (g)   to the holders of the Class B-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (h)   to the holders of the Class B-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (i)   to the holders of the Class B-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (j)   to the holders of the Class B-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (k)   to the holders of the Class B-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (l)   to the holders of the Class B-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (m)   to the Excess Reserve Fund Account,
                                          the amount of any Basis Risk Payment
                                          for that Distribution Date;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess    (n)   (i) from any Class M Interest Rate Cap
Excess Cash Flow (cont'd):                Agreement payment on deposit in the
                                          Reserve Fund Account with respect to
                                          that Distribution Date, an amount
                                          equal to any unpaid remaining Basis
                                          Risk Carry Forward Amount with respect
                                          to the Class M Certificates for that
                                          Distribution Date, allocated (a)
                                          first, among the Class M-1, Class M-2
                                          and Class M-3 certificates, pro rata,
                                          based upon their respective Class
                                          Certificate Balances only with respect
                                          to those Class M Certificates with an
                                          outstanding Basis Risk Carry Forward
                                          Amount and (b) second, any remaining
                                          amounts to the Class M-1, Class M-2
                                          and Class M-3 certificates, pro rata,
                                          based on any Basis Risk Carry Forward
                                          Amounts remaining unpaid, in order to
                                          reimburse such unpaid amounts, and
                                          (ii) from any Class B Interest Rate
                                          Cap Agreement payment on deposit in
                                          the Excess Reserve Fund Account with
                                          respect to that Distribution Date, an
                                          amount equal to any unpaid remaining
                                          Basis Risk Carry Forward Amount with
                                          respect to the Class B Certificates
                                          for that Distribution Date, allocated
                                          (a) first, among the Class B-1, Class
                                          B-2 and Class B-3 certificates, pro
                                          rata, based upon their respective
                                          Class Certificate Balances only with
                                          respect to those Class B Certificates
                                          with an outstanding Basis Risk Carry
                                          Forward Amount and (b) second, any
                                          remaining amounts to the Class B-1,
                                          Class B-2 and Class B-3 certificates,
                                          pro rata, based on any Basis Risk
                                          Carry Forward Amounts remaining
                                          unpaid, in order to reimburse such
                                          unpaid amounts;

                                    (o)   from funds on deposit in the Excess
                                          Reserve Fund Account (not including
                                          any Interest Rate Cap Agreement
                                          payment included in that account) with
                                          respect to that Distribution Date, an
                                          amount equal to any unpaid Basis Risk
                                          Carry Forward Amount with respect to
                                          the LIBOR Certificates for that
                                          Distribution Date to the LIBOR
                                          Certificates in the same order and
                                          priority in which Accrued Certificate
                                          Interest is allocated among those
                                          classes of certificates except that
                                          the Class A Certificates will be paid
                                          (a) first, pro rata, based upon their
                                          respective Class Certificate Balances
                                          only with respect to those Class A
                                          Certificates with an outstanding Basis
                                          Risk Carry Forward Amount and (b)
                                          second, pro rata based on any
                                          outstanding Basis Risk Carry Forward
                                          Amount remaining unpaid;

                                    (p)   to the Class X certificates, those
                                          amounts as described in the pooling
                                          and servicing agreement;

                                    (q)   to the holders of the Class R
                                          certificates, any remaining amount;

                                    (r)   to the extent not paid from available
                                          funds, from the Swap Account, to pay
                                          any unpaid interest on the Class A
                                          Certificates, pro rata, including any
                                          accrued and unpaid interest from a
                                          prior Distribution Date, to pay any
                                          unpaid interest including any accrued
                                          and unpaid interest from prior
                                          Distribution Dates to the Class M
                                          Certificates sequentially, and then to
                                          pay any unpaid interest including any
                                          accrued and unpaid interest from prior
                                          Distribution Dates to the Class B
                                          Certificates sequentially;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess    (s)   to the extent not paid from available
Cash Flow (cont'd):                       funds, from the Swap Account, to pay
                                          the Basis Risk Carry Forward Amount on
                                          the Class A, Class M Certificates and
                                          Class B Certificates remaining unpaid
                                          in the same order of priority as
                                          described in (o) above;

                                    (t)   to the extent not paid from available
                                          funds, from the Swap Account, to pay
                                          any principal on the Class A
                                          Certificates, on the Class M
                                          Certificates and on the Class B
                                          Certificates, in accordance with the
                                          principal payment provisions described
                                          above (under "Principal Distributions
                                          on the LIBOR Certificates") in an
                                          amount necessary to maintain the
                                          applicable Specified Subordinated
                                          Amount;

                                    (u)   to the extent not paid from available
                                          funds, from the Swap Account, to pay
                                          any Unpaid Realized Loss Amounts
                                          remaining on the Class M Certificates
                                          and Class B Certificates,
                                          sequentially; and

                                    (v)   to the extent not paid from available
                                          funds, from the Swap Account, any
                                          remaining amounts to be distributed to
                                          the Class X as described in the
                                          pooling and servicing agreement.

Interest Remittance Amount:         With respect to any Distribution Date and
                                    the mortgage loans in a loan group, that portion of available funds attributable to interest relating to mortgage loans in that mortgage loan group.

Accrued Certificate Interest:       For each class of LIBOR Certificates on any
                                    Distribution Date, the amount of interest accrued during the related Interest Accrual
                                    Period on the related Class Certificate
                                    Balance immediately prior to such
                                    Distribution Date at the related
                                    Pass-Through Rate, as reduced by that
                                    class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                    Relief Act or any similar state statute.

Principal Distribution Amount:      For each Distribution Date will equal the
                                    sum of (i) the Basic Principal Distribution
                                    Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

Basic Principal Distribution        With respect to any Distribution Date, the
Amount:                             excess of (i) the aggregate Principal
                                    Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:       Available Funds remaining after the amount
                                    necessary to make all payments of interest and principal to the LIBOR certificates.

Extra Principal Distribution        As of any Distribution Date, the lesser of
Amount:                             (x) the Total Monthly Excess Spread for that
                                    Distribution Date and (y) the Subordination
                                    Deficiency, if any, for that Distribution
                                    Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Total Monthly Excess Spread:        As to any Distribution Date equals the
                                    excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related
                                    Servicer Remittance Date, net of the
                                    servicing fee, the trustee fee and the Loan
                                    Performance Advisor fee, over (y) the sum of the amount paid as interest to the Certificates at their respective
                                    Pass-Through Rates and any Net Swap Payment to the Swap Provider.

Subordinated Amount:                With respect to any Distribution Date, the
                                    excess, if any, of (a) the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate
                                    Class Certificate Balance of the LIBOR
                                    Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:      Prior to the Stepdown Date, an amount equal
                                    to 5.20% of the aggregate Stated Principal
                                    Balance of the mortgage loans as of the
                                    Cut-off Date. On and after the Stepdown
                                    Date, an amount equal to 10.40% of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date
                                    (after taking into account principal
                                    received on the mortgage loans that is
                                    distributed on that Distribution Date),
                                    subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date;
                                    provided, however, that if, on any
                                    Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated
                                    Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:         With respect to any Distribution Date, the
                                    excess, if any, of (a) the Subordinated
                                    Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:           With respect to any Distribution Date, the
                                    excess, if any, of (a) the Specified
                                    Subordinated Amount for that Distribution
                                    Date over (b) the Subordinated Amount for that Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Remittance Amount:        With respect to any Distribution Date, to
                                    the extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts
                                    (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current
                                    Distribution Date; (v) the Substitution
                                    Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call
                                    (to the extent they relate to principal).

Class A Principal Allocation        For any Distribution Date is the percentage
Percentage:                         equivalent of a fraction, determined as
                                    follows:

                                    (1)   with respect to the Class A-1
                                          Certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group I Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date; and

                                    (2)   with respect to the Class A-2
                                          Certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group II Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date.

Class A Principal Distribution      For any Distribution Date is the excess of
Amount:                             (a) the aggregate Class Certificate Balance
                                    of the Class A Certificates immediately
                                    prior to that Distribution Date over (b) the lesser of (x) approximately 50.70% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-1 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 65.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.

Class M-2 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount on that
                                    Distribution Date) and (c) the Class
                                    Certificate Balance of the Class M-2
                                    certificates immediately prior to that
                                    Distribution Date over (ii) the lesser of
                                    (a) approximately 77.70% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.

Class M-3 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount on that
                                    Distribution Date), (c) the Class
                                    Certificate Balance of the Class M-2
                                    certificates (after taking into account
                                    distribution of the Class M-2 Principal
                                    Distribution Amount on that Distribution
                                    Date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 80.90% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-1 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount on that
                                    Distribution Date), (c) the Class
                                    Certificate Balance of the Class M-2
                                    certificates (after taking into account
                                    distribution of the Class M-2 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3
                                    Principal Distribution Amount on that
                                    Distribution Date) and (e) the Class
                                    Certificate Balance of the Class B-1
                                    certificates immediately prior to that
                                    Distribution Date over (ii) the lesser of
                                    (a) approximately 84.10% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.

Class B-2 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount on that
                                    Distribution Date), (c) the Class
                                    Certificate Balance of the Class M-2
                                    certificates (after taking into account
                                    distribution of the Class M-2 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3
                                    Principal Distribution Amount on that
                                    Distribution Date), (e) the Class
                                    Certificate Balance of the Class B-1
                                    certificates (after taking into account
                                    distribution of the Class B-1 Principal
                                    Distribution Amount on that Distribution
                                    Date), and (f) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 87.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-3 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount on that
                                    Distribution Date), (c) the Class
                                    Certificate Balance of the Class M-2
                                    certificates (after taking into account
                                    distribution of the Class M-2 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3
                                    Principal Distribution Amount on that
                                    Distribution Date), (e) the Class
                                    Certificate Balance of the Class B-1
                                    certificates (after taking into account
                                    distribution of the Class B-1 Principal
                                    Distribution Amount on that Distribution
                                    Date), (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2
                                    Principal Distribution Amount on that
                                    Distribution Date) and (g) the Class
                                    Certificate Balance of the Class B-3
                                    certificates immediately prior to that
                                    Distribution Date over (ii) the lesser of
                                    (a) approximately 89.60% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,945,970.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------


                                                          Interest Rate Cap Schedules
                                                          ---------------------------

                    ---------------------------------------------------   ---------------------------------------------------
                                Class M Cap Notional Balance                         Class B Cap Notional Balance
                    ---------------------------------------------------   ---------------------------------------------------
Distribution Date   Balance ($)   Strike (%)   Ceiling (%)   Index Rate   Balance ($)   Strike (%)   Ceiling (%)   Index Rate
                                                             Multiplier                                            Multiplier
March 2006          14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
April 2006          14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
May 2006            14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
June 2006           14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
July 2006           14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
August 2006         14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
September 2006      14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
October 2006        14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
November 2006       14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
December 2006       14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
January 2007        14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
February 2007       14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
March 2007          14,936,800     10.090       10.090         10.00       4,303,000      9.250        9.250         10.00
April 2007          14,936,800     10.090       10.090         10.00       4,303,000      7.607        9.250         10.00
May 2007            14,936,800     10.090       10.090         10.00       4,303,000      5.746        9.250         10.00
June 2007           14,936,800     10.090       10.090         10.00       4,303,000      5.521        9.250         10.00
July 2007           14,936,800     10.090       10.090         10.00       4,303,000      5.746        9.250         10.00
August 2007         14,936,800      6.361       10.090         10.00       4,303,000      5.521        9.250         10.00
September 2007      14,936,800      6.361       10.090         10.00       4,303,000      5.521        9.250         10.00
October 2007        14,936,800      7.431       10.090         10.00       4,303,000      6.591        9.250         10.00
November 2007       14,936,800      7.995       10.090         10.00       4,303,000      7.155        9.250         10.00
December 2007       14,936,800      8.275       10.090         10.00       4,303,000      7.435        9.250         10.00
January 2008        14,936,800      7.995       10.090         10.00       4,303,000      7.155        9.250         10.00
February 2008       14,936,800      7.995       10.090         10.00       4,303,000      7.155        9.250         10.00
March 2008          14,936,800      8.574       10.090         10.00       4,303,000      7.734        9.250         10.00
April 2008          14,936,800      8.603       10.090         10.00       4,303,000      7.763        9.250         10.00
May 2008            14,936,800      9.533       10.090         10.00       4,303,000      8.693        9.250         10.00
June 2008           14,936,800      9.212       10.090         10.00       4,303,000      8.372        9.250         10.00
July 2008           14,936,800      9.532       10.090         10.00       4,303,000      8.692        9.250         10.00
August 2008         14,936,800      9.211       10.090         10.00       4,303,000      8.371        9.250         10.00
September 2008      14,936,800      9.211       10.090         10.00       4,303,000      8.371        9.250         10.00
October 2008            -              -            -             -            -             -            -             -


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 6, 2006
Securitized Asset Backed Receivables LLC Trust 2006-FR1
--------------------------------------------------------------------------------


                                 Swap Notional Schedule
                                 ----------------------

Period   Accrual Start Date    Pay Date    Swap Notional Schedule   Index Rate Multiplier   Rate (%)
----------------------------------------------------------------------------------------------------
  1          2/23/2006         3/25/2006   $         9,954,936.15            100             4.990
  2          3/25/2006         4/25/2006   $         9,649,060.43            100             4.990
  3          4/25/2006         5/25/2006   $         9,335,498.81            100             4.990
  4          5/25/2006         6/25/2006   $         9,015,259.70            100             4.990
  5          6/25/2006         7/25/2006   $         8,689,376.53            100             4.990
  6          7/25/2006         8/25/2006   $         8,358,901.92            100             4.990
  7          8/25/2006         9/25/2006   $         8,024,901.85            100             4.990
  8          9/25/2006        10/25/2006   $         7,685,547.70            100             4.990
  9         10/25/2006        11/25/2006   $         7,344,942.90            100             4.990
 10         11/25/2006        12/25/2006   $         7,004,162.37            100             4.990
 11         12/25/2006         1/25/2007   $         6,664,285.70            100             4.990
 12          1/25/2007         2/25/2007   $         6,333,629.97            100             4.990
 13          2/25/2007         3/25/2007   $         6,019,362.35            100             4.990
 14          3/25/2007         4/25/2007   $         5,720,663.85            100             4.990
 15          4/25/2007         5/25/2007   $         5,436,756.75            100             4.990
 16          5/25/2007         6/25/2007   $         5,166,902.69            100             4.990
 17          6/25/2007         7/25/2007   $         4,910,400.39            100             4.990
 18          7/25/2007         8/25/2007   $         4,666,584.04            100             4.990
 19          8/25/2007         9/25/2007   $         4,434,401.87            100             4.990
 20          9/25/2007        10/25/2007   $         2,310,178.90            100             4.990
 21         10/25/2007        11/25/2007   $           573,044.19            100             4.990
 22         11/25/2007        12/25/2007   $           535,985.70            100             4.990
 23         12/25/2007         1/25/2008   $           501,997.10            100             4.990
 24          1/25/2008         2/25/2008   $           470,780.02            100             4.990
 25          2/25/2008         3/25/2008   $           442,273.67            100             4.990
 26          3/25/2008         4/25/2008   $           416,431.14            100             4.990
 27          4/25/2008         5/25/2008   $           392,801.54            100             4.990
 28          5/25/2008         6/25/2008   $           371,049.43            100             4.990
 29          6/25/2008         7/25/2008   $           350,918.05            100             4.990
 30          7/25/2008         8/25/2008   $           332,205.94            100             4.990
 31          8/25/2008         9/25/2008   $           314,553.19            100             4.990
 32          9/25/2008        10/25/2008   $           289,210.22            100             4.990
 33         10/25/2008        11/25/2008   $           264,347.88            100             4.990
 34         11/25/2008        12/25/2008   $           251,401.28            100             4.990
 35         12/25/2008         1/25/2009   $           239,068.75            100             4.990
 36          1/25/2009         2/25/2009   $           227,315.23            100             4.990
 37          2/25/2009         3/25/2009   $           216,108.67            100             4.990
 38          3/25/2009         4/25/2009   $           205,412.24            100             4.990
 39          4/25/2009         5/25/2009   $           195,202.72            100             4.990
 40          5/25/2009         6/25/2009   $           185,457.95            100             4.990
 41          6/25/2009         7/25/2009   $           176,156.78            100             4.990
 42          7/25/2009         8/25/2009   $           167,279.04            100             4.990
 43          8/25/2009         9/25/2009   $           158,805.46            100             4.990
 44          9/25/2009        10/25/2009   $           151,002.37            100             4.990
 45         10/25/2009        11/25/2009   $           143,554.37            100             4.990
 46         11/25/2009        12/25/2009   $           136,445.32            100             4.990
 47         12/25/2009         1/25/2010   $           129,659.81            100             4.990
 48          1/25/2010         2/25/2010   $           123,183.14            100             4.990
 49          2/25/2010         3/25/2010   $           117,001.26            100             4.990
 50          3/25/2010         4/25/2010   $           111,100.77            100             4.990
 51          4/25/2010         5/25/2010   $           105,468.88            100             4.990
 52          5/25/2010         6/25/2010   $           100,093.39            100             4.990
 53          6/25/2010         7/25/2010   $            94,962.63            100             4.990
 54          7/25/2010         8/25/2010   $            90,065.48            100             4.990
 55          8/25/2010         9/25/2010   $            85,290.94            100             4.990
 56          9/25/2010        10/25/2010   $            80,948.34            100             4.990
 57         10/25/2010        11/25/2010   $            76,461.93            100             4.990
 58         11/25/2010        12/25/2010   $                   --             --                --


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.